Exhibit 8.1

2001 ROSS AVENUE	AUSTIN
DALLAS, TEXAS	BAKU
75201-2980 214.953.6500	DALLAS DUBAI
FAX 214.953.6503	HONG KONG
HOUSTON LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON
June 2, 2006
Crosstex Energy, L.P.
Subsidiary Guarantors Listed on Schedule A of the Form S-3
Registration Statement
2501 Cedar Springs
Suite 100
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), Crosstex Energy Services, L.P., a Delaware limited partnership (the “Operating Partnership”), Crosstex Operating GP, LLC, a Delaware limited liability company (“Operating GP”), Crosstex Energy Services GP, LLC, a Delaware limited liability company (“Services GP”), Crosstex Pipeline, LLC, a Texas limited liability company (“Crosstex Pipeline”), Crosstex Processing Services, LLC, a Delaware limited liability company (“Crosstex Processing”), Crosstex Pelican, LLC, a Delaware limited liability company (“Crosstex Pelican”), Crosstex Pipeline Partners, Ltd., a Texas limited partnership (“Pipeline Partners”), Sabine Pass Plant Facility Joint Venture, a Texas general partnership (“Sabine Pass JV”), Crosstex LIG, LLC, a Louisiana limited liability company (“Crosstex LIG”), Crosstex Tuscaloosa, LLC, a Louisiana limited liability company (“Crosstex Tuscaloosa”), Crosstex LIG Liquids, LLC, a Louisiana limited liability company (“Crosstex LIG Liquids”), Crosstex Treating Services, L.P., a Delaware limited partnership (“Crosstex Treating Services”), Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership (“Crosstex Gulf Coast Marketing”), Crosstex Gulf Coast Transmission Ltd., a Texas limited partnership (“Crosstex Gulf Coast Transmission”), Crosstex CCNG Gathering, Ltd., a Texas limited partnership (“Crosstex CCNG Gathering”), Crosstex CCNG Processing, Ltd., a Texas limited partnership (“Crosstex CCNG Processing”), Crosstex CCNG Transmission, Ltd., a Texas limited partnership (“Crosstex CCNG Transmission”), Crosstex Acquisition Management, L.P., a Delaware limited partnership (“Crosstex Acquisition Management”), Crosstex Mississippi Pipeline, L.P., a Delaware limited partnership (“Crosstex Mississippi Pipeline”), Crosstex Seminole Gas, L.P., a Delaware limited partnership (“Crosstex Seminole Gas”), Crosstex Alabama Gathering System, L.P., a Delaware limited partnership (“Crosstex Alabama Gathering System”), Crosstex Mississippi Industrial Gas Sales, L.P., a Delaware limited partnership (“Crosstex Mississippi Industrial Gas Sales”), Crosstex North Texas Pipeline, L.P., a Texas limited partnership (“North Texas Pipeline”), Crosstex North Texas Gathering, L.P., a Texas limited partnership (“North Texas Gathering”), Crosstex NGL Marketing, L.P., a Texas limited partnership (“NGL Marketing”) and Crosstex NGL Pipeline, L.P., a Texas limited partnership (“NGL Pipeline,” and, together with Operating Partnership, Operating GP, Services GP, Crosstex Pipeline, Crosstex Processing, Crosstex Pelican, Pipeline Partners, Sabine Pass JV, Crosstex LIG, Crosstex Tuscaloosa, Crosstex LIG Liquids, Crosstex Treating Services, Crosstex Gulf Coast Marketing, Crosstex Gulf Coast Transmission, Crosstex CCNG Gathering, Crosstex CCNG Processing, Crosstex CCNG Transmission, Crosstex Acquisition Management, Crosstex Mississippi Pipeline, Crosstex Seminole Gas, Crosstex Alabama Gathering System, Crosstex Mississippi Industrial Gas Sales, North Texas Pipeline, North Texas Gathering and NGL Marketing, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by

Crosstex Energy, L.P.	- 2 -	June 2, 2006
the Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $500,000,000. Such securities include (i) common units representing limited partner interests in the Partnership; (ii) partnership securities of the Partnership, (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and (iv) guarantees of such Debt Securities by one or more of the Subsidiary Guarantors.
     In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” (the “Discussion”) in the prospectus contained in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.